UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2011
ITC HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)
27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)
(248) 946-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Executive Salary Adjustments
     On May 25, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of ITC Holdings Corp. (the “Company”) approved changes to the base salaries of certain of the Company’s “named executive officers,” as defined in the Company’s most recent annual meeting proxy statement, effective immediately. In making these salary adjustments, the Committee considered the performance of each individual, growth in his or her job responsibilities and the continued growth of the Company. The Committee also took into account the results of a benchmarking analysis conducted by its compensation consultant. The changes were as follows:

Name (1)	Title	Prior Salary	New Salary
Joseph L. Welch	President and Chief Executive Officer	$835,000	$910,000
Linda H. Blair	Executive Vice President and Chief Business Officer	$424,000	$464,000
Jon E. Jipping	Executive Vice President and Chief Operating Officer	$424,000	$464,000
Cameron M. Bready	Executive Vice President, Treasurer and Chief Financial Officer	$350,000	$464,000

(1)	Edward M. Rahill, former Senior Vice President and President — ITC Grid Development, retired from the Company in March 2011.
Approval of Second Amended and Restated 2006 Long Term Incentive Plan and Amendment of Employee Stock Purchase Plan
     At the Company’s annual meeting of shareholders held on May 26, 2011, the shareholders approved the second amendment and restatement of the Company’s Amended and Restated 2006 Long Term Incentive Plan, or LTIP, which extends the term of the LTIP an additional four years, from February 7, 2012 to February 7, 2016 and also has the effect of reapproving the performance measures in the Second Amended and Restated LTIP for purposes of the performance-based compensation exemption in Section 162(m) of the Internal Revenue Code.
     Shareholders also approved an amendment to the Company’s Employee Stock Purchase Plan extending the term under which purchase periods may be initiated under the plan for an additional four years, from February 7, 2012 to February 7, 2016. The amendments to both plans were approved by the Board of Directors on April 6, 2011, subject to approval by shareholders.
     The above descriptions of the Second Amended and Restated 2006 Long Term Incentive Plan and the amended Employee Stock Purchase Plan do not purport to be complete statements of the provisions thereof. The above descriptions are qualified in their entirety by reference to complete copies of the Second Amended and Restated 2006 Long Term Incentive Plan and the amended Employee Stock Purchase Plan, a copy of each of which is attached to this Current Report on Form 8-K as Exhibit 10.97 and 10.98, respectively, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     At the Company’s annual meeting of shareholders held on May 26, 2011, the shareholders (a) reelected all seven of the directors nominated for election, (b) approved, by a non-binding vote, executive compensation, (c) recommended, by non-binding vote, an advisory vote by shareholders on executive compensation be held each year, (d) approved an amendment and restatement of our Amended and Restated 2006 Long Term Incentive Plan to provide for an extension of the term of the plan for an additional four years and ratifying the performance measures for purposes of the performance-based compensation exemption in Section 162(m) of the Internal Revenue Code, (e) approved an amendment to our Employee Stock Purchase Plan to provide for an extension of the term of the plan for an additional four years and (f) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2011. The following table sets forth the results of the voting at the meeting.

Nominee	For	Withheld	Broker Non-Votes
Edward G. Jepsen	37,847,561	705,137	3,164,841
Richard D. McLellan	37,846,779	705,919	3,164,841
William J. Museler	38,469,384	83,314	3,164,841
Hazel R. O’Leary	38,460,719	91,979	3,164,841
Gordon Bennett Stewart, III	37,856,810	695,888	3,164,841
Lee C. Stewart	37,604,264	948,434	3,164,841
Joseph L. Welch	37,900,603	652,095	3,164,841

Proposal	For	Against	Abstain	Broker Non-Votes
To approve, by non-binding vote, executive compensation	36,608,033	1,566,634	378,031	3,164,841

Proposal	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
To recommend, by non-binding vote, the frequency of the executive compensation votes	22,354,152	768,186	14,850,742	578,464	3,164,841

Proposal	For	Against	Abstain	Broker Non-Votes
Approval of amendment and restatement of the Amended and Restated 2006 Long Term Incentive Plan and ratification of performance measures	21,811,135	16,363,432	378,131	3,164,841

Proposal	For	Against	Abstain	Broker Non-Votes
Approval of amendment to the Employee Stock Purchase Plan	38,136,386	54,306	360,852	3,164,841

Proposal	For	Against	Abstain	Broker Non-Votes
Ratification of appointment of Deloitte & Touche LLP	41,150,040	545,433	22,066	_

Item 8.01	Other Events.
Declaration of Dividend
     On May 26, 2011, the Company issued a press release announcing the declaration of a dividend to its common shareholders. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d)     Exhibits.
10.97	Second Amended and Restated 2006 Long Term Incentive Plan

10.98	Employee Stock Purchase Plan, as amended

99.1	ITC Holdings Corp. Press Release dated May 26, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2011
ITC HOLDINGS CORP.
	By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
	Its:	Senior Vice President and General Counsel